          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999.
                                            REGISTRATION STATEMENT NO. 333-81295
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------
                      CHECKERS DRIVE-IN RESTAURANTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                   5812                           58-1654960
---------------------------------------------------------------------------------------------------
(State or other jurisdiction of           (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)            Classification Code Number)           Identification No.)

                                                            DANIEL J. DORSCH
       14255 49TH STREET NORTH, BUILDING 1          CHECKERS DRIVE-IN RESTAURANTS, INC.
            CLEARWATER, FLORIDA 33762               14255 49TH STREET NORTH, BUILDING 1
                 (727) 519-2000                          CLEARWATER, FLORIDA 33762
                                                               (727) 519-2000

         (Address, including zip code             (Name, address, including zip code, and telephone
  and telephone number, including area code,                number, including area code,
 of Registrant's principal executive offices)               of agent for service)


                           -------------------------
                       COPIES OF ALL COMMUNICATIONS TO:

                            JOHN N. GIORDANO, ESQ.
                     BUSH ROSS GARDNER WARREN & RUDY, P.A.
                            220 S. FRANKLIN STREET
                             TAMPA, FLORIDA 33602
                                (813) 224-9255

                           -------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable after this registration statement becomes effective and all other conditions under the agreement and plan of merger (described in the Proxy Statement/Prospectus herein) are satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                           AMOUNT                  PROPOSED MAXIMUM           PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF                  TO BE                   OFFERING PRICE                AGGREGATE
  SECURITIES TO BE REGISTERED            REGISTERED/(1)/            PER SHARE/(2)/             OFFERING PRICE

    Common Stock, par value
        $.001 per share                 82,319,243.46                  $.625                     $25,854,034

/(1)/The number of shares of common stock of Checkers Drive-In Restaurants, Inc. (the "Registrant") to be registered has been determined based on (a) the sum of
(i) 29,335,243 shares of common stock of Rally's Hamburgers, Inc. outstanding and not held by the Registrant or its subsidiaries and (ii) 12,031,211 shares issuable to certain holders of Rally's stock option and warrants and (b) an exchange ratio of 1.99 shares of Registrant's common stock for each share of Rally's common stock, as provided in the agreement and plan of merger. /(2)/Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457 with respect to the shares of Registrant's common stock being exchanged pursuant to the agreement and plan of merger, the maximum offering price per share is $.625, based on the average of the high and low price of a share of Rally's common stock reported on the NASDAQ National Market on June 18, 1999, and the maximum aggregate offering price is the product of $.625 times 41,366,454, based on the maximum number of shares of Rally's common stock expected to be acquired by the Registrant or canceled pursuant to the agreement and plan of merger.
/(3)/Calculated pursuant to Section 6(b) of the Securities Act and Rule 457 thereunder. A fee of $3,300 was paid on April 5, 1999 in connection with the filing of a preliminary proxy statement/prospectus pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 457(b) under the Securities Act and Section 14(g)(2) of the Securities Exchange Act of 1934 and Rule 0-11 thereunder, the amount of such previously paid fee has been credited against the registration fee payable in connection with this filing.

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

    The contents of the Registrant's Registration Statement (SEC File Number 333-81295) as filed with the Commission on June 30, 1999 are incorporated herein by specific reference thereto.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

     (a) The following identifies the Exhibits filed herewith as a part of this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (SEC File Number 333-81295)

EXHIBIT NO.     DESCRIPTION OF DOCUMENT
-----------     -----------------------

   23.6         Consent of KPMG LLP (filed herewith)

   23.7         Consent of KPMG LLP (filed herewith)

   23.8         Consent of Arthur Andersen LLP (Filed herewith)

   24           Power of Attorney (filed herewith)

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on June 28, 2001.

                                       CHECKERS DRIVE-IN RESTAURANTS, INC.

                                       By: Daniel J. Dorsch*
                                          --------------------------------
                                          Daniel J. Dorsch, President and
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed below by the following persons in the capacities indicated on June 28, 2001.


     SIGNATURE                                   TITLE
     ---------                                   -----
     DANIEL J. DORSCH*                           President, Chief Executive Officer and Director
     ---------------------                       (Principal Executive Officer)
     Daniel J. Dorsch

     WENDY A. BECK*                              Chief Financial Officer
     ------------------                          (Principal Financial and Accounting Officer)
     Wendy A. Beck


WILLIAM P. FOLEY, II*                       Director, Chairman of the Board
--------------------------------
William P. Foley, II

PETER C. O'HARA*                            Director, Vice Chairman of the
--------------------------------            Board
Peter C. O'Hara

TERRY N. CHRISTENSEN*                       Director
--------------------------------
Terry N. Christensen

WILLIE D. DAVIS*                            Director
--------------------------------
Willie D. Davis

DAVID GOTTERER*                             Director
--------------------------------
David Gotterer

RONALD B. MAGGARD*                          Director
--------------------------------
Ronald B. Maggard

CLARENCE V. MCKEE*                          Director
--------------------------------
Clarence V. McKee

BURT SUGARMAN*                              Director
--------------------------------
Burt Sugarman

*/s/ BRIAN R. DOSTER                        Attorney in Fact
--------------------------------
Brian R. Doster

                                 EXHIBIT INDEX

EXHIBIT
NO.             DESCRIPTION
---             -----------

23.6            Consent of KPMG LLP

23.7            Consent of KPMG LLP

23.8            Consent of Arthur Andersen LLP

24              Power of Attorney